UNITED STATES


                    SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C.  20549


                                 FORM 8-K


                              CURRENT REPORT


                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) November 4, 1994


                          CCB Financial Corporation
          (Exact name of registrant as specified in its charter)


        North Carolina            0-12358               56-1347849
       (State or other         (Commission File       (IRS Employer
       jurisdiction of              Number)         Identification No.)
       incorporation)



      111 Corcoran Street, Post Office Box 931, Durham, NC  27702
                 (Address of principal executive offices)



     Registrant's  telephone number, including area code   (919) 683-7777



                                    N/A
    (Former name or former address, if changed since last report)
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Item 5.   Other Events.

       Definitive Merger Agreement. On November 4, 1994, Registrant and Security Capital Bancorp ("Security"), Salisbury, North Carolina, entered into a definitive agreement (the "Merger Agreement") under which Security would be merged into and with Registrant. The Merger Agreement provides that, to effect the merger, Registrant will issue .50 shares of its $5.00 par value common stock for each share of Security's no par common stock. The transaction is subject, among other things, to approval of Registrant's and Security's stockholders and to receipt of required regulatory approvals. Further information about the proposed transaction is contained in Exhibit 99 to this Report.

       Repurchase  of  Common  Stock.   On  November   4,
1994, Registrant's  Board  of  Directors  approved  the
purchase   by Registrant  of a number of shares of its $5.00
par value common stock. Registrant presently intends to purchase a number of its shares in an amount not in excess of 9% of the number of shares proposed to be issued to the shareholders of Security in connection with the merger
described above.  Based on  the  terms of   the  Merger
Agreement,  it  currently  is  estimated   that Security's
shareholders  will  receive  approximately  5,884,699 shares of  Registrant's  common stock  in  connection  with  the
merger.   Registrant's purchases will be made on the open
market or   in   privately  negotiated  transactions  and
will   begin immediately.

Item 7.             Financial Statements and Exhibits.
(c) Exhibits

Exhibit 99.         Press Release dated November 7, 1994

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                          SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                CCB FINANCIAL CORPORATION
Date: November 7, 1994        By:  /s/ W. Harold Parker, Jr.
                                     W. Harold Parker Jr.
                                     Senior Vice President
                                     and Controller
11/3/94
RTP\RTP
RLMAIN\5021.

                         EXHIBIT INDEX

                                                         Page No. in
Exhibit No. Per                                           Sequential
Regulation S-K           Description                   Numbering System


Exhibit 99        Press Release dated November 7, 1994        6


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